UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 2, 2012

 XTRAPLAN, INC.

Nevada	0-51094	13-4067620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2499 Glade Road, Suite 313 Boca Raton, Florida	33431
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:  954-865-8407

Derby Resources, Inc.

 (former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On August 2, 2012, the Articles of Incorporation of the Registrant were amended to change its name to Xtraplan, Inc.  The Registrant was previously known as Derby Resources, Inc.

The amendment to the Registrant’s Articles of Incorporation and the resulting name change were the result of a merger transaction between the Registrant and its wholly-owned subsidiary, Xtraplan, Inc., (“Merger Sub”) which was formed solely for the purpose of facilitating a name change of the Registrant through completion of a merger transaction.

The merger transaction between the Registrant and Merger Sub was completed pursuant to the terms of an Agreement and Plan of Merger dated July 27, 2012, and in accordance with the provisions of Section 92A.180 of the Nevada Revised Statutes.  As a result of the merger, the separate existence of Merger Sub ceased and the corporate name of the Registrant was changed from “Derby Resources, Inc.” to “Xtraplan, Inc.”  Prior to the merger, Merger Sub had no assets and no liabilities. The Registrant was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the articles of incorporation, or in the directors, officers, capital structure or business of the Registrant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.

Description

3.4

Articles of Merger with Agreement and Plan of Merger dated July 27, 2012, by and between Derby Resources, Inc., and Xtraplan, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTRAPLAN, INC.

Date: August 3, 2012

/s/ Kuba Farbiarz

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By:  Kuba Farbiarz

Its:   Chief Executive Officer